SIGNATURES
      Pursuant to the requirements of Regulation A,
the issuer certifies that it has
reasonable grounds to believe that it
meets all of the requirements for filing on Form 1-A
and has duly caused this offering statement
to be signed on its behalf by the undersigned,
thereunto duly authorized, in the City of Miami, State of Florida, on December 22, 2016.
OUR MICROLENDING, LLC
/s/ Emilio Santandreu
_________________________
Emilio Santandreu, President
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